EXHIBIT 4.18
                                                                  EXECUTION COPY


                     SEVENTH AMENDMENT TO CREDIT AGREEMENT


        THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Seventh Amendment") is made and entered into as of December 1, 1999 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), AMERICAN BUSINESS CREDIT CORPORATION, AMERITREND CORPORATION, CORPORATE CONSULTING GROUP, INC., D.I. INVESTMENT MANAGEMENT, INC., DANKA IMAGING DISTRIBUTION, INC., DANKA MANAGEMENT COMPANY, INC., DANKA OFFICE IMAGING COMPANY, DYNAMIC BUSINESS SYSTEMS, INC., HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA, QUALITY BUSINESS, INC. (collectively with Danka Holding, the "Grantors") the entities listed on the signature pages hereof as International Swing Line Borrowers (collectively the "International Borrowers" and together with the Grantors and the Companies, the "Danka Parties"), BANK OF AMERICA, NATIONAL ASSOCIATION (formerly known as NationsBank, National Association, a national banking association formerly known as NationsBank, National Association (Carolinas)), each other Bank listed on the signature pages hereof (each individually, a "Bank" and collectively, the "Banks"), and BANK OF AMERICA, NATIONAL ASSOCIATION (formerly known as NationsBank, National Association), in its capacity as agent for the Banks (in such capacity, the "Agent"):

                              W I T N E S S E T H:

         WHEREAS, the Companies, the Banks and the Agent have entered into a Credit Agreement as of December 5, 1996, as amended and supplemented by a First Amendment dated as of December 5, 1997, a Second Amendment dated as of July 28, 1998, a Third Amendment dated as of December 31, 1998, a Fourth Amendment dated as of March 29, 1999 (the "Fourth Amendment"), a Fifth Amendment dated as of June 15, 1999 (the "Fifth Amendment"), a Sixth Amendment dated as of July 9, 1999 (the "Sixth Amendment"), a Waiver Letter Agreement dated as of October 20, 1998 (the "October Waiver Letter Agreement") and a Waiver Letter Agreement dated as of February 18, 1999 (the "February Waiver Letter Agreement" and, together with the October Waiver Letter

Agreement, the "Waiver Letter Agreements") (as further amended hereby and as from time to time further amended, supplemented or modified, the "Credit Agreement"), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

         WHEREAS, pursuant to a certain Subscription Agreement dated as of November 2, 1999 (the "Subscription Agreement"), between Danka PLC and Cypress Merchant Banking Partners III UP., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of The Netherlands, and 55th Street Partners II L.P., a Delaware limited partnership, Danka PLC has agreed to issue 6.50% Senior Convertible Participating Shares (together with any other reasonably similar equity interests issued by Danka PLC from time to time, the "Participating Shares") which are convertible into ordinary shares of Danka PLC.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka Parties and the banks do hereby agree as follows:

         1. DEFINITIONS. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

        2. AMENDMENT OF CREDIT AGREEMENT. Subject to the terms and conditions set forth herein, the Credit Agreement is amended as follows:

         (a) The definition of "Consolidated Fixed Charge Coverage Ratio" in
Section 1.1 of the Credit Agreement is hereby amended by adding the following parenthetical after the phrase "dividends for such period": "(but excluding any dividends on Participating Shares paid in the form of additional Participating Shares)."

         (b) A new definition of "Participating Shares" is hereby added to
Section 1.1 of the Credit Agreement immediately following the definition of "Participant", which new definition shall read as follows:

                    "Participating Shares" means the 6.50% Senior Convertible Participating Shares of Danka PLC, which are convertible into ordinary shares, nominal value 1.25 pence per share, of Danka PLC and are issued pursuant to the Subscription Agreement and any other reasonably similar equity interests issued by Danka PLC from time to time.

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         (c) A new definition of "Subscription Agreement" is hereby added to
Section 1.1 of the Credit Agreement immediately following the definition of "Spot Rate"), which new definition shall read as follows:

                    "Subscription Agreement" means the Subscription Agreement, dated as of November 2, 1999, between Danka PLC and Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking Partners II C.V., a limited partnership organized and existing under the laws of The Netherlands, and 55th Street Partners II L.P., a Delaware limited partnership.

         (d) The definition of "Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by replacing the date "December 5, 2002" with the date "March 31, 2002."

         (e) Clause (ii) of Section 8.3 is hereby amended to read in its entirety as follows:

                    "(1) At any time (a) on and after September 30, 1999 and on or prior to December 30, 1999, the Adjusted Consolidated Net Worth (which term, as used in this Section 8.3(ii), shall exclude the impact of the $10,000,000 waiver extension fee provided for in the first sentence of Section 9 of the Sixth Amendment and Section 4(b) of the Seventh Amendment to Credit Agreement dated as of December 1, 1999 (the "Seventh Amendment")) of Danka PLC and its Subsidiaries to be less than $158,000,000; (b) on and after December 31, 1999 and on or prior to March 30, 2000 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less then $206,962,000; (c) on and after March 31, 2000 and on or prior to June 29, 2000, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $218,286,000, (d) on and after June 30, 2000 and on or prior to September 29, 2000, the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $237,103,000, (e) on and after September 30, 2000 and on or prior to December 30, 2000 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $254,289,000, (f) on and after December 31, 2000 and on or prior to March 30, 2001 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $272,988,000, (g) on and after March 31, 2001 and on or prior to June 30, 2001 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than $295,144,000, and (h) on and after July 1, 2001 the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries to be less than the sum of (A) an amount equal to the Adjusted Consolidated Net Worth of Danka PLC and its Subsidiaries on June 30, 2001 plus (B) an amount equal to 75% of the consolidated net income of Danka PLC and its Subsidiaries (if positive) for each calendar quarter commencing on or after July 1, 2001 (on a cumulative basis); provided, that if any time after September 30, 1999, Danka PLC issues an equity interest (including, without limitation, any Participating Shares, but expressly excluding any equity interests issued in connection with contributions to employee pension or profit sharing plans), each of the minimum requirements set forth above for each day on or after such date of issuance will be increased by an amount equal to 75% of the cash proceeds, less the actual, reasonable direct out-of-pocket expenses of such issuance (or the Net Subscription Proceeds (as defined in the Seventh Amendment) with respect to the Participating Shares), of the equity interest issued by Danka PLC after September 30, 1999."

         (f) The first paragraph of Section 8.5 is hereby amended to read in its entirety as follows:

                    "RESTRICTED PAYMENTS, ETC. On and at all times after the date hereof Danka PLC will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC or on any warrants, options or other rights with respect to any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC (other than FIP Holder Payments and dividends or distributions payable in shares of any class of its capital stock or share capital or warrants to purchase its capital stock or share capital or splitups or reclassifications of its capital stock or share capital into additional or other shares of any class of its capital stock or share capital), or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC, or warrants, options or other rights with respect to any shares of any class of capital stock or share capital (now or hereafter outstanding) of Danka PLC, other than FIP Holder Payments."

         (g) Schedule 2.1 to the Credit Agreement is hereby amended by reducing the aggregate amount of all "Term Loan Commitments" for all of the Banks to $363,800,000 and by reducing the "Term Loan Commitment" of each Bank proportionately.

         3. CHARACTERIZATION OF PARTICIPATING SHARES. It is agreed that for purposes of the Credit Agreement, any Participating Shares sold by Danka PLC pursuant to the Subscription Agreement, and any Participating Shares sold by Danka PLC from time to time which are substantially identical to the Participating Shares sold by Danka PLC pursuant to the Subscription Agreement, shall be deemed to constitute shareholders' equity and shall not be deemed to constitute Indebtedness (notwithstanding any other treatment of the Participating Shares that may be required under GAAP).

         4. AMENDMENT OF THE SIXTH AMENDMENT. Subject to the terms and conditions set forth herein,

         (a) Section 6 of the Sixth Amendment is hereby amended by deleting the text therein in its entirety and replacing it with "Intentionally Omitted."

         (b) The first sentence of Section 9 of the Sixth Amendment is hereby amended by deleting the "and" before "(c)" and adding the following after the phrase "DSI Sale": "and (d) the date of original issuance of any Participating Shares." For the avoidance of doubt, no other fee shall be payable as a condition to the effectiveness of this Seventh Amendment other than reimbursement of the

Banks' and Agent's expenses as provided in Section 7 of this Seventh Amendment, but the foregoing shall not affect any other fee payable pursuant to the Sixth Amendment.

         (c) The last sentence of Section 10 of the Sixth Amendment is hereby amended by adding the following clause immediately before the period: "; provided, that Danka PLC may pay dividends or make distributions on the Participating Shares in the form of additional Participating Shares.

Except as amended hereby, the Sixth Amendment shall remain in full force and effect in accordance with its terms.

         5. NET SUBSCRIPTION PROCEEDS. Notwithstanding any provisions to the contrary in the Credit Agreement, 85% of the Net Subscription Proceeds (as defined herein) received by Danka PLC or any of its Subsidiaries from the issuance of all Participating Shares shall be paid to the Agent on behalf of the Banks within one Business Day after such receipt of such proceeds to repay or otherwise permanently reduce Term Loan Outstandings in inverse order of maturity, or if there are no Term Loan Outstandings, Revolving Loan Outstandings (with a simultaneous reduction in Revolving Commitments). The term "Net Subscription Proceeds" shall mean the cash proceeds from the issuance and sale of any Participating Shares, less the actual, reasonable direct out-of-pocket expenses of such issuance and sale (including, without limitation, the commission to be paid pursuant to the Subscription Agreement).

         6. ADDITIONAL INDEBTEDNESS; ACQUISITIONS; INVESTMENTS. Notwithstanding any provision to the contrary in the Loan Documents, including, without limitation, Section 8.13 of the Credit Agreement and Section 14 of the February Waiver Letter, the Companies may incur additional unsecured Indebtedness (in addition to Indebtedness permitted under Section 7 of the Sixth Amendment) in an aggregate principal amount not in excess of $10,000,000 at any time outstanding; provided, that the Companies shall be in compliance with Section 8.3(iii) of the Credit Agreement after giving effect to such additional Indebtedness. Neither the Companies nor any of their Subsidiaries shall make any Acquisitions. Neither the Companies nor any of their Subsidiaries will make any Investments, except as permitted by the Fourth Amendment.

         7. INTEREST RATE; EXCESS LEVERAGE FEE; EXPENSES. During the Waiver Term (as defined in the Sixth Amendment), the interest rates and Leverage Fees applicable to the Credit Agreement shall be those provided for pursuant to
Section 3(a) of the Sixth Amendment. After the Waiver Term and until the

Termination Date, (i) the "Applicable Margin" for all Base Rate Loans and Offshore Rate Loans shall be 2.75% and (ii) the Companies shall pay to the Agent for distribution to the Banks, promptly upon calculation by the Agent of the actual Average Outstanding Balance for any period (or portion thereof in existence prior to the repayment in full of all Obligations) of three months commencing on or after August 1, 2000 (a "Subject Period") during which the Average Outstanding Balance equals or exceeds $650,000,000 (where the term "Average Outstanding Balance" shall mean the sum of the average daily outstanding principal amounts of all Term Loan Outstandings, Revolving Loan Outstandings and International Swing Line Outstandings during the Subject Period), a fee (the "Excess Leverage Fee") equal to (A) the actual Average Outstanding Balance for the Subject Period, TIMES (B) a fraction, the numerator of which is the number of days in the Subject Period and the denominator of which is 360, TIMES (C) seventy-five (75) basis points. The Danka Parties agree promptly to pay or reimburse the members of the Steering Committee of Banks for such members' reasonable expenses (including the reasonable fees and expenses of outside counsel for each member of the Steering Committee) incurred in connection with the Credit Agreement and the other Loan Documents.

         8. EFFECTIVENESS. This Seventh Amendment shall become effective as of December 1, 1999 upon (a) receipt by the Agent of an executed copy of this Seventh Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks and
(b) receipt by the Danka Parties (with a copy to the Agent) of a duly executed waiver or amendment effective for the period after the Waiver Term (as defined in the Sixth Amendment) and until the Termination Date (i) of all violations and reasonably expected violations of the financial covenants incorporated into the tax retention operating lease documents to which certain of the Danka Parties are party, and (ii) waiving any required principal payments under such lease documents during such period (other than certain cash collateralization payments required by such lease documents upon any sale of assets by the Danka Parties (including, without limitation, any sale of collateral securing obligations under such lease documents), and other than any payments required by such lease documents on or after the date on which the Companies shall have paid all Obligations in full and shall have terminated all Revolving Loan Commitments and Term Loan Commitments of the Banks and all International Swing Line Commitments of the International Swing Line Banks). Notwithstanding the foregoing or anything to the contrary contained herein, in the event that prior to July 31, 2000 Danka PLC or any of its Subsidiaries shall not have received (and paid to the Agent on behalf of the Banks to the extent required by Section 5 above) the Net Subscription Proceeds from the issuance of the

Participating Shares pursuant to the Subscription Agreement, all of the provisions of this Seventh Amendment shall be null and void and of no further force and effect.

         9. Acknowledgment; Release.

         (a) The Companies and the Grantors acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Companies and the Grantors hereby release and forever discharge the Agent, the International Swing Line Banks, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         (b) The International Swing Line Borrowers acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand or any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of their respective liability to pay the full indebtedness owed by any of them under the terms of the International Swing Line Agreement or any separate facility which has been made available to any of them by any International Swing Line Bank or a Designated Local Lender (as defined in the International Swing Line Agreement) and any agreements related thereto. The International Swing Line Borrowers hereby release and forever discharge the Agent, the International Swing Line Banks and the Designated Local Lenders (as defined in the International Swing Line Agreement) and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

         10. ENTIRE AGREEMENT. This Seventh Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

         11. DEEMED AMENDMENT OF OTHER LOAN DOCUMENTS; FULL FORCE AND EFFECT. To the extent necessary to give effect to the provisions hereof, the International Swing Line Agreement and Security Agreement shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         12. COUNTERPARTS. This Seventh Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

         13. GOVERNING. This Seventh Amendment shall in all respects be governed by the laws and judicial decisions of the State of Florida.

         14. ENFORCEABILITY. Should any one or more of the provisions of this Seventh Amendment be determined to be illegal or unenforceable as to one of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         15. AUTHORIZATION. This Seventh Amendment has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligations of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS:                               DANKA BUSINESS SYSTEMS PLC

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       DANKA HOLDING COMPANY


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       DANKALUX SARL & CO. SCA
                                       BY: DANKALUX SARL, COMMANDITE


                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       AMERICAN BUSINESS CREDIT CORPORATION
                                       AMERITREND CORPORATION
                                       CORPORATE CONSULTING GROUP, INC.
                                       D.J. INVESTMENT MANAGEMENT, INC.
                                       DANKA IMAGING DISTRIBUTION, INC.
                                       DANKA MANAGEMENT COMPANY, INC.
                                       DANKA OFFICE IMAGING COMPANY
                                       DYNAMIC BUSINESS SYSTEMS, INC.
                                       HERMAN ENTERPRISES, INC. OF SOUTH
                                       FLORIDA

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                       QUALITY BUSINESS, INC.

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                       INTERNATIONAL SWINGLINE BORROWERS

                                       DANKA CHILE COMERCIAL LTDA
                                       DANKA DO BRASIL LIMITADA
                                       DANKA MEXICANA S DE RL DE CV
                                       DANKA DE PANAMA S.A.
                                       DANKA DE COLOMBIA
                                       PUERTO RICO DANKA INC.
                                       DANKA DE VENEZUELA S.A.
                                       DANKA AUSTRALIA PTY LIMITED &
                                         DANKA NEW ZEALAND LIMITED
                                       DANKA OFFICE IMAGING (JAPAN)
                                       DANKA PHILIPPINES INC.
                                       DANKA FRANCE S.A.R.L.
                                       DANKA FRANCE S.A.
                                       DANKA OFFICE PRODUCTS B.V.
                                       DANKA OFFICE IMAGING GMBH,
                                         DANKA DEUTSCHLAND GMBH,
                                         DANKA DISTRIBUTION GMBH,
                                         DANKA DEUTSCHLAND HOLDING GMBH
                                       DANKA OFFICE PRODUCTS B.V.
                                       DANKA ITALIA S.P.A., BASSILLICHI INFOTEC
                                         S.P.A., DANKA S.P.A. & DANKA OFFICE
                                         IMAGING S.P.A.
                                       DANKA HOLDINGS BV, DANKA EUROPE BV,
                                         DANKA DISTRIBUTION BV (FKA INFOTEC
                                         EUROPE BY), INFOTEC NEDERLAND BV,
                                         DANKA GROUP BV, DANKA SERVICES
                                         INTERNATIONAL BV, DANKA OFFICE PRODUCTS
                                         BV, INFOTEC PARTICIPATIE BV, AND DANKA
                                         NEDERLAND BV
                                       DANKA PRODUCTS BV
                                       DANKA BUSINESS SYSTEMS PLC,
                                         DANKALUX SARL & CO. SCA &
                                         DANKA HOLDING COMPANY


                                        By:_____________________________________
                                           Name: F. Mark Wolfinger
                                           Title: Director

                                        BANK OF AMERICA, NATIONAL ASSOCIATION.
                                        (formerly known as NationsBank, N.A.),
                                        as Agent and Issuing Bank

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANK OF AMERICA, NATIONAL ASSOCIATION
                                        (formerly known as NationsBank, N.A,),
                                         as a Bank (Trade)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANK OF AMERICA, NATIONAL ASSOCIATION
                                        (formerly known as NationsBank, N.A.),
                                        as a Bank

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        International Swing Line Bank
                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE BANK OF NOVA SCOTIA

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE BANK OF NEW YORK

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CIBC INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        PNC BANK, KENTUCKY, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        FIRST UNION NATIONAL BANK

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SUN TRUST BANK TAMPA BAY

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE FUJI BANK AND TRUST COMPANY

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        ABN AMRO BANK N.V.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        PARIBAS

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        DEUTSCHE BANK AG
                                        New York Branch and/or Cayman Island
                                        Branch

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        HIBERNIA NATIONAL BANK

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SAN PAOLO IMI SPA

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        LLOYDS BANK PLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE SUMITOMO BANC LIMITED

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANCA COMMERCIALE ITALIANA
                                        New York Branch

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        AMSOUTH BANK OF FLORIDA

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        NEW YORK BRANCH

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANKERS TRUST COMPANY

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE DAI-ICHI KANGYO BANK, LIMITED

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        NATIONAL AUSTRALIA BANK LIMITED
                                        ACN 004044937

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SANWA BANK LIMITED

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        THE TOKAI BANK LIMITED, NEW YORK
                                        BRANCH

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        WACHOVIA BANK OF GEORGIA, N.A.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        NATIONAL WESTMINSTER BANK PLC

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        BANCA NAZIONALE DEL LAVORO S.p.A.
                                        LONDON BRANCH

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        CREDIT AGRICOLE INDOSUEZ

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        THE CHASE MANHATTAN BANK

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        LAZARD BROTHERS & CO., LIMITED

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        SOUTHTRUST BANK, N.A.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________